Exhibit 3.2

AMENDED AND RESTATED BYLAWS

STARTEK, INC.,

A DELAWARE CORPORATION

ARTICLE I

OFFICES

SECTION 1.                                REGISTERED OFFICES.  The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2.                                OTHER OFFICES.  The corporation may also have offices at such other place or places within and/or outside the State of Delaware as the board of directors of the corporation (the “Board”) may determine from time to time or as the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.                                PLACE OF MEETINGS.  Meetings of stockholders shall be held at such place, if any, within or outside the State of Delaware as designated by the Board.  In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

SECTION 2.                                ANNUAL MEETING OF STOCKHOLDERS.  The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board.

SECTION 3.                                QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF.  A majority of the voting power of the shares of capital stock of the corporation issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Restated Certificate of Incorporation of the corporation, as amended, restated or supplemented from time to time hereafter (the “Certificate of Incorporation”), or by these Amended and Restated Bylaws, as amended, restated or supplemented from time to time hereafter (these “Bylaws”).  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting power of the shares of capital stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

SECTION 4.                                VOTING.

(1)                                  When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of stock representing a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Certificate of Incorporation, these Bylaws, or any rule, regulation or statutory provision applicable to the corporation, a different vote is required in which case such express provision shall govern and control the decision of such question.  Directors shall be elected by a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  For purposes of this bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.  Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election.  Notwithstanding the foregoing, if an election of directors is contested, then directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.  For purposes of this bylaw, a contested election shall mean any election of directors in which, as of the record date, the number of nominees for election as directors exceeds the number of directors to be elected

(2)  Tender of Resignation in Majority Vote Context.  If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board in accordance with the agreement contemplated by Section 4(4) of this Article II.  The Nominating and Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation.  The Board shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and, if the Board rejects the tendered resignation, it shall publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision and the rationale behind the decision within 90 days from the date of the certification of the election results.  The Nominating and Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.  The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board with respect to his or her resignation.  If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the end of his or her term and until his or her successor is duly elected, or his or her earlier resignation or removal.  If a director’s resignation is accepted by the Board pursuant to this bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 4(3) of this Article II or may decrease the size of the Board pursuant to the provisions of Section 1 of Article III.

(3)                                  Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection, and to serve, as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 4) to the Secretary at the corporation’s principal place of business a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) will abide by the requirements of Section 3 of this Article II, (ii) is not and will not become a party to (a) any Voting Commitment that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iv) will comply with all informational and similar requirements of applicable insurance and other laws and regulations, (v) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the corporation, will be in compliance with, and will in the future comply with, all applicable policies and guidelines of the corporation, including, without limitation, those relating to corporate governance, conflict of interest, confidentiality, stock ownership and securities trading and (vi) if elected as a director of the corporation, will act in the best interests of the corporation and its stockholders and not in the interests of individual constituencies.

SECTION 5.                                PROXIES.  At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.  All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.  Each stockholder shall have one vote for each share of common stock having voting power, registered in his name on the books of the corporation on the record date set by the Board as provided in Article VII, Section 5 hereof.

SECTION 6.                                SPECIAL MEETINGS.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by (i) the Board, (ii) the Chairman of the Board, (iii) the President, or (iv) a holder of record of ten percent (10%) or more of the outstanding common stock of the Corporation.  Any request to call a meeting shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such special meeting.

SECTION 7.                                NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

(1)           Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or (c) by any stockholder of the corporation (i) who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving of notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting and (iii) who complies with the notice procedures set forth in this Section 7.

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the sixtieth (60th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the sixtieth (60th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(3)           Stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment) and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the corporation or with a value derived in whole or in part from the value of any class of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation,

(4)           Notwithstanding anything in the second sentence of subsection (2) of this Section 7 to the contrary, if the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the corporation specifying the size of the increased Board at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the corporation not more than ten (10) calendar days following the day on which such public announcement is first made by the corporation.

(5)           Written notice stating the place, if any, the day and hour of any meeting of stockholders, the means of remote communication, if any, by which stockholders or proxyholders may be deemed present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, unless otherwise provided by law, not less than ten (10) nor more than sixty (60) days before the date of the meeting, except to the extent that such notice is waived or is not required as provided in the General corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), or these Bylaws. Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the DGCL.

SECTION 8.                                MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, (a) on a reasonably accessible electronic network, but only if the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours at the principal place of business of the corporation.  The list shall also be open to examination at the meeting as required by applicable law.

SECTION 9.                                ACTION WITHOUT MEETING.  Unless otherwise provided in the Certificate of Incorporation, pursuant to the requirements set forth in this Section 9, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation.  No consent shall be deemed to have been delivered until such consent is delivered to the corporation in accordance with Section 228 of the DGCL (or any successor section or sections thereto).  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(1)           Request for Record Date.  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 9.  Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the corporation and delivered to the corporation and signed by a stockholder of record, request that a record date be fixed for such purpose.    Following receipt of the notice, the Board shall have ten (10) days to adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted.  If the Board fails within ten (10) days after the corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the corporation in the manner described in paragraph (4) of this Section 9; except that, if prior action by the Board is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(2)           Date of Consent.  Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraphs (4) and (5) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 9, Consents signed by a sufficient number of stockholders to take such action are so delivered to the corporation.

(3)           Challenge to Validity of Consent.  Nothing contained in this Section 9 shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of the corporation, such other officer of the corporation as the Board may designate, or the inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE III

DIRECTORS

SECTION 1.                                NUMBER AND ELECTION OF DIRECTORS.  The number of directors (other than directors elected by one or more series of preferred stock) which shall constitute the whole Board shall be not less than one (1) nor more than nine (9), the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors.  The directors need not be stockholders.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is duly elected and qualified.

SECTION 2.                                VACANCIES.  Vacancies on the Board by reason of death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the number of directors may be filled (other than directors elected by one or more series of preferred stock) solely by a majority of the directors then in office (although less than a quorum), by a sole remaining director or by the stockholders in the event there are no existing directors.  Each director so chosen shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

SECTION 3.                                POWERS.  The property and business of the corporation shall be managed by or under the direction of its Board.  In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 4.                                PLACE OF DIRECTORS’ MEETINGS.  The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

SECTION 5.                                REGULAR MEETINGS.  Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

SECTION 6.                                SPECIAL MEETINGS.  Special meetings of the Board may be called by the Chairman of the Board or the President on forty-eight (48) hours notice to each director, either personally or by mail, telecopier, or other means of electronic transmission at the address of such director on the books and records of the corporation; special meeting shall also be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of two (2) directors.

SECTION 7.                                QUORUM.  At all meetings of the Board a majority of the then authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 8.                                ACTION WITHOUT MEETING.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

SECTION 9.                                TELEPHONIC MEETINGS.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 10.                          COMMITTEES OF DIRECTORS.  The Board may by resolution designate one (1) or more committees, each such committee to consist of one (1) or more directors of the corporation.  The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters:  (1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware, as amended, to be submitted to stockholders for approval or (2) adopting, amending or repealing any Bylaw of the corporation.  Unless otherwise restricted by the Certificate of Incorporation, these Bylaws, or the Board resolution designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee any or all of the powers and authority of the committee.

SECTION 11.                          MINUTES OF COMMITTEE MEETINGS.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

SECTION 12.                          COMPENSATION OF DIRECTORS.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 13.                          CHAIRMAN OF THE BOARD.  The Chairman of the Board, if any, shall be elected by the Board and preside at all meetings of the stockholders and the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by these Bylaws.  The Chairman of the Board may be identified as either “Chairman” or “Chairman of the Board.”

ARTICLE IV

OFFICERS

SECTION 1.                                OFFICERS.  The officers of the corporation shall be chosen by the Board and shall include a President and a Secretary.  The corporation may also have, at the discretion of the Board, such other officers as are desired, including a Chief Executive Officer, a Chief Financial Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.  In the event there are two (2) or more Vice Presidents, then one (1) or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title.  At the time of the election of officers, the directors may by resolution determine the order of their rank.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

SECTION 2.                                ELECTION OF OFFICERS.  The Board, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

SECTION 3.                                SUBORDINATE OFFICERS.  The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 4.                                COMPENSATION OF OFFICERS.  The salaries of all officers and agents of the corporation shall be fixed by the Board.

SECTION 5.                                TERM OF OFFICE; REMOVAL AND VACANCIES.  The officers of the corporation shall hold office until their successors are chosen and qualify in their stead.  Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the members of the Board.  If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board.

SECTION 6.                                PRESIDENT.  Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the corporation.  In the absence or disability of the Chairman of the Board, he shall preside at all meetings of the stockholders and the Board.  He shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

SECTION 7.                                VICE PRESIDENTS.  In the absence or disability of both the Chairman of the Board and the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all the duties of the Chairman of the Board and the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and the President.  The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board.

SECTION 8.                                SECRETARY.  The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board.  He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board or these Bylaws.  He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

SECTION 9.                                ASSISTANT SECRETARY.  The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board, or if there be no such determination, the Assistant Secretary designated by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

SECTION 10.                          TREASURER.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board.  He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.  If required by the Board, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

SECTION 11.                          ASSISTANT TREASURER.  The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board, or if there be no such determination, the Assistant Treasurer designated by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE V

MANDATORY INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.                                RIGHT TO INDEMNIFICATION.  The corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (a “Covered Person”), against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law as it presently exists or may hereafter be amended.  Except as otherwise provided in Section 3 of this Article V, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if the proceeding (or part thereof) was authorized by the Board.

SECTION 2.                                PREPAYMENT OF EXPENSES.  The corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including counsel fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

SECTION 3.                                CLAIMS.  If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article V is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4.                                NONEXCLUSIVITY OF RIGHTS.  The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5.                                OTHER SOURCES.  The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, enterprise, nonprofit entity or employee benefit plan shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, nonprofit entity or employee benefit plan.

ARTICLE VI

PERMISSIVE INDEMNIFICATION OF EMPLOYEES AND AGENTS

The corporation may, at its option, indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to no greater extent than is permitted by applicable law.

ARTICLE VII

CERTIFICATES OF STOCK

SECTION 1.                                CERTIFICATES.  The Board may authorize the issuance of stock either in certificated or in uncertificated form.  If shares are issued in uncertificated form, each stockholder shall be entitled upon written request to a stock certificate or certificates duly numbered, certifying the number and class of shares in the corporation owned by such person and otherwise as specified in this Section 1.  Each certificate for shares of stock shall be in such form as may be prescribed by the Board and shall be signed in the name of the corporation by the Chairman or Vice Chairman of the Board, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer.  Any or all of the signatures on the certificate may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

SECTION 2.                                STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES.  If the corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, as amended, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 3.                                LOST CERTIFICATES.  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board shall require and/or to give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4.                                TRANSFERS OF STOCK.  Upon surrender to the corporation or the transfer agent of the corporation, of a certificate for shares, or of other evidence of ownership if no certificate shall have been issued for such shares, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate (or other evidence of ownership) to the person entitled thereto, cancel the old certificate (or other evidence of ownership) and record the transaction upon its books.

SECTION 5.                                FIXED RECORD DATE.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 6.                                REGISTERED STOCKHOLDERS.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1.                                DIVIDENDS.  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 2.                                PAYMENT OF DIVIDENDS; DIRECTORS’ DUTIES.  Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

SECTION 3.                                CHECKS.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board may from time to time designate.

SECTION 4.                                FISCAL YEAR.  The fiscal year of the corporation shall be fixed by resolution of the Board.

SECTION 5.                                CORPORATE SEAL.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 6.                                MANNER OF GIVING NOTICE.  Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation.  Such notice shall be deemed to be given at the time when the same shall be delivered personally, deposited in the United States mail, or sent via electronic means, including e-mail; provided that in the case of notice to a stockholder via electronic means, such stockholder must first consent to receipt of notice by electronic means.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 6, shall be deemed to have consented to receiving such single written notice.  Notice to directors may be given by telecopier, telephone or other means of electronic transmission, including e-mail.

SECTION 7.                                WAIVER OF NOTICE.  Any waiver of notice given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purposes of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board (when such power is conferred upon the Board by the Certificate of Incorporation) at any regular meeting of the stockholders or of the Board or at any special meeting of the stockholders or of the Board if notice of such alternation, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal bylaws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.